Exhibit 10.1

SECOND AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED
PROPERTY MANAGEMENT AND LEASING AGREEMENT

This SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASING AGREEMENT (the “Amendment”) is made and entered into as of this 13th day of August, 2008 by and among BEHRINGER HARVARD REIT I, INC., a Maryland corporation (“BH REIT”), BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (“BH OP”), and HPT MANAGEMENT SERVICES LP, a Texas limited partnership (the “Manager”, and together with BH REIT and BH OP, the “Parties”).

WHEREAS, the Parties previously entered into that certain Fifth Amended and Restated Property Management and Leasing Agreement dated May 15, 2008, as amended by the First Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement dated June 25, 2008 (the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement to clarify how technology costs and expenses related to the Properties will be paid and to clarify when construction management fees are payable to the Manager.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree, as follows:

1.             Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.             Amendment to Article I.  Article I of the Agreement is hereby amended by adding Sections 1.16, as follows:

                1.16         “Construction Work” has the meaning set forth in Section 5.2 hereof.

3.             Amendment to Section 4.1.  Section 4.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

4.1           Owner’s Expenses.  Except as otherwise specifically provided, all costs and expenses incurred hereunder by Manager in fulfilling its duties to Owner shall be for the account of and on behalf of Owner.  Such costs and expenses shall include the wages and salaries and other employee-related expenses of all on-site and off-site employees of Manager who are engaged in the operation, management, maintenance and leasing or access control of the Properties, including taxes, insurance and benefits relating to such employees, costs of technology related to the Properties, including computers, telephone systems and property management and accounting software and any upgrades or conversions thereof, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific Properties.  All costs and expenses for which

Owner is responsible under this Management Agreement shall be paid by Manager out of the Account.  In the event the Account does not contain sufficient funds to pay all said expenses, Owner shall fund all sums necessary to meet such additional costs and expenses.

                4.             Amendment to Section 5.2.  Section 5.2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                                5.2           Construction Supervision Fees.  Manager shall supervise construction performed by or on behalf of Owner with respect to the Properties, including, but not limited to, capital repairs and improvements, major building reconstruction and tenant improvements (collectively, “Construction Work”).  In the event that Manager supervises the Construction Work with respect to a Property, Owner shall pay Manager a construction supervision fee equal to an amount not greater than five percent (5%) of all hard construction costs incurred in connection with the Construction Work.  Owner shall pay construction supervision fees at the same time it makes payments to any third party contractors in respect of any Construction Work at that Property.

5.             Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

6.             Counterparts.  The Parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD REIT I, INC.

By:		/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III Executive Vice President — Corporate Development & Legal

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP

By:		BHR, Inc., its general partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

HPT MANAGEMENT SERVICES LP

By:		/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal